                         CONSENT OF INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information in the Post-Effective Amendment No. 88 to the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of Security Growth and Income Fund filed with the Securities and Exchange Commission under the Securities Act of 1933
(Registration No. 2-12187) and under the Investment Company Act of 1940 (Registration No. 811-0487).

                                                               Ernst & Young LLP

Kansas City, Missouri
November 29, 1999